                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                            EXCEL RESOURCES, INC.
                            ---------------------
          (Exact Name of Registrant as Specified in its Charter)


            NEVADA                                     87-0460769
            ------                                     ----------
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
Incorporation or Organization)

                           1111 Bagby, #2400
                         Houston, Texas  77002
                         ---------------------
                     (Address of Principal Offices)

                  Consultant Compensation Agreement No. 1
                  ---------------------------------------
                         (Full Title of the Plan)

                            Francis H. Brinkman
                             1100 Bagby, #2400
                           Houston, Texas  77002
                           ---------------------
                  (Name and Address of Agent for Service)

                              (713) 659-5556
                              --------------
       (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE
OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH
DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee
- -----------------------------------------------------------------------------

$0.001 par
value common
voting stock      106,667         $0.28125      $30,000         $100
- -----------------------------------------------------------------------------
          1 Calculated according to Rule 230.457(h) of the Securities and Exchange Commission, based upon the agreed value of the services to be rendered for the common stock to be issued under the Plan.
                                  PART II


            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
- -------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of such fiscal year;

          (c)  Not applicable.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
- -----------------------------------

          The Registrant is authorized to issue two classes of securities, being comprised of $0.001 par value common voting stock and $0.001 par value preferred stock.

          The holders of the $0.001 par value common stock of the Registrant have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Registrant, the holders of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
- -----------------------------------------------

          Branden T. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, owns no common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. Mr. Burningham will be entitled to receive up to 53,333 shares of the common stock registered hereby.

          Leonard W. Burningham, Esq., who is the father of Branden T. Burningham, Esq., owns no common stock of the Registrant and is not deemed to be an affiliate of the Registrant or a person associated with an affiliate of the Registrant. Mr. Burningham will be entitled to receive up to 53,334 shares of the common stock registered hereby.

Item 6.  Indemnification of Directors and Officers.
- ---------------------------------------------------

      Under the Nevada Revised Statutes a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

          It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (h) of Item 9 below.

Item 7.  Exemption from Registration Claimed.
- ---------------------------------------------

          None; not applicable.

Item 8.  Exhibits.
- ------------------

Exhibit
Number
- ------

  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Jones, Jensen & Company,
          Certified Public Accountants

Item 9.  Undertakings.
- ----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 27, 1996.

                         REGISTRANT:


                         By: /s/ Francis H. Brinkman
                             -----------------------
                             Francis H. Brinkman
                             Chief Executive Officer and Director


          Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons (who constitute a majority of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 8-27-96            By:  /s/ Francis H. Brinkman
      -------                 -----------------------
                              Francis H. Brinkman
                              Chief Executive Officer and Director


Date: 8-27-96            By:  /s/ Roger D. Case
      -------                 -----------------
                              Roger D. Case
                              President, Chief Operating Officer and Director

                                        Registration No. 33-26936-D









                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549








                       ____________________________



                                 EXHIBITS

                                    TO

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                       ____________________________





                           EXCEL RESOURCES, INC.

                               EXHIBIT INDEX



Exhibit
Number


  5       Opinion regarding Legality

 23.1     Consent of Branden T. Burningham, Esq.

 23.2     Consent of Jones, Jensen & Company
          Certified Public Accountants

 23.3     Consent of BDO Seidman, LLP
          Certified Public Accountants

                              BRANDEN T. BURNINGHAM
                                 ATTORNEY AT LAW
                         455 EAST FIFTH SOUTH, SUITE 205
                           SALT LAKE CITY, UTAH  84111

ADMITTED IN UTAH AND CALIFORNIA                   TELEPHONE: (801) 363-7411
                                                  FACSIMILE: (801) 355-7126


August 30, 1996


Excel Resources, Inc.
1111 Bagby, Suite 2400
Houston, Texas  77002


Re: Opinion concerning the legality of the securities to be issued pursuant to the Registration Statement on Form S-8 to be filed by Excel Resources, Inc., a Nevada corporation

Board of Directors:

          As counsel for Excel Resources, Inc., a Nevada corporation (the "Company"), and in connection with the issuance of 106,667 shares of the Company's $0.001 par value common stock to two individual consultants (the "Securities") pursuant to a Letter Agreement dated August 1, 1996, (the "Plan"), I have been asked to render an opinion as to the legality of these Securities, which are to be covered by a Registration Statement to be filed by the Company on Form S-8 of the Securities and Exchange Commission (the "Commission"), and as to which this opinion is to be filed as an exhibit.

          As you are aware, no services to be performed and billed to you which are in any way related to a "capital raising" transaction may be paid by the issuance of Securities pursuant to the Plan.

          In connection with rendering my opinion, which is set forth below, I have reviewed and examined originals or copies of the following documents, to wit:

          1.   Articles of Incorporation and all amendments thereto;

          2.   By-laws;

          3.   Annual Report on Form 10-K for the period ended December 31,
               1995;

          4. Quarterly Reports on Form 10-Q and Form 10-QSB for the past twelve months;

          5.   A copy of the Plan; and

          6. The Unanimous Consent of the Board of Directors adopting the Plan, designating the name of the Plan and the name, address and telephone number of the Plan's Agent.

          I have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as I have deemed reasonable, necessary or prudent under the circumstances. Also, in rendering this opinion, I have reviewed various statutes and judicial precedence as I have deemed relevant or necessary.

          Further, as counsel for the Company, I have discussed the items relied upon in rendering this opinion and the documents I have examined with one or more directors and executive officers of the Company, and in all instances, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity with the original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. I have further assumed that the recipients of these Securities under the Plan will have paid the consideration required under the terms of the Plan prior to the issuance of the Securities, and that none of the services performed by the recipients shall be related to "capital raising transactions."

          I have also provided the individual participants in the Plan with a copy of the documents enumerated in paragraphs 3 through 6, inclusive, above.

          Based upon the foregoing and in reliance thereon, it is my opinion that, subject to the limitations set forth in the Plan, the Securities to be issued pursuant to the Plan will, upon their issuance and delivery to the recipients thereof, after receipt of full payment therefor, be deemed duly and validly authorized, legally issued and fully paid and non-assessable. This opinion is expressly limited in scope to the Securities described herein and which are to be expressly covered by the above referenced Registration Statement and does not cover any subsequent issuances of any securities to be made in the future pursuant to any other plans, if any, pertaining to services performed in the future. Any such transactions are required to be included in a new Registration Statement or a post-effective amendment to the above referenced Registration Statement, which will be required to include a revised or a new opinion concerning the legality of the Securities to be issued.

          Further, this opinion is limited to the corporate laws of the State of Nevada and the securities laws, rules and regulations of the United States, and I express no opinion with respect to the laws of any other jurisdiction.

          I consent to the filing of this opinion with the Commission as an exhibit to the above referenced Registration Statement; however, this opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

           This opinion is based upon my knowledge of the law and facts as of the date hereof, and I assume no duty to communicate with you with respect to any matter which may hereafter come to my attention.

                                   Yours very sincerely,


                                     /s/

                                   Branden T. Burningham

                              BRANDEN T. BURNINGHAM
                                 ATTORNEY AT LAW
                         455 EAST FIFTH SOUTH, SUITE 205
                           SALT LAKE CITY, UTAH  84111

ADMITTED IN UTAH AND CALIFORNIA                   TELEPHONE: (801) 363-7411
                                                  FACSIMILE: (801) 355-7126


August 30, 1996


U.S. Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549


Re: Consent to be named in the S-8 Registration Statement of Excel Resources, Inc., a Nevada corporation (the "Registrant"), SEC File No. 0-27390, to be filed on or about August 30, 1996, covering the registration and issuance of 106,667 shares of common stock to two individual consultants.


Ladies and Gentlemen:

     I hereby consent to be named in the above referenced Registration Statement of the Registrant.

                                   Sincerely yours,

                                           /s/

                                   Branden T. Burningham

cc:  Excel Resources, Inc.

                   [Letterhead of Jones, Jensen & Company]


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                ---------------------------------------------------



August 23, 1996



Excel Resources, Inc.
Houston, Texas


Gentlemen:

     We hereby consent to the use of our report dated July 19, 1996, in the Form S-8 of Excel Resources, Inc., a Nevada corporation. We also consent to the use of our name as experts in the Form S-8.


/s/ Jones, Jensen & Company

Jones, Jensen & Company
Certified Public Accountants

                        CONSENT OF INDEPENDENT AUDITORS


     The consolidated financial statements and schedules incorporated by reference in this registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


                                                    /s/ BDO Seidman, LLP

                                                    BDO Seidman, LLP

Houston, Texas
August 28, 1996